                         ------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         ------------------------------

                                   FORM 8-K/A

         AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K FOR REPORT DATED
                                DECEMBER 30, 1997

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                         ------------------------------


      Creative Master International, Inc., formerly Davin Enterprises, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


      33-18521-NY                                          11-2854355
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


Casey Ind. Bldg., 8th Floor,  18 Bedford Rd., Taikoktsui, Kowloon, Hong Kong
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

461 Beach 124 Street, Belle Harbor , New York         11694
--------------------------------------------------------------------------------
(Former name or former address)                                       (Zip Code)

Registrant's telephone number, including area code:  (852) 2396-0147
--------------------------------------------------------------------








                                Page 1 of 3 pages

           The Registrant has previously filed its Current Report on Form 8-K, dated December 30, 1997, without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 7, subparagraph (a) of the Report dated December 30, 1997, is hereby amended to read as follows:

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------    -------------------------------------------------------------------

           (a) The Consolidated Financial Statements of Creative Master International, Inc. and Subsidiaries as of December 31, 1995, 1996 and 1997.

           (i) Creative Master International, Inc. and its Subsidiaries.

               Report of Arthur Andersen & Co., Certified Public Accountants Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 (audited).

               Consolidated Balance Sheets as of December 31, 1996 and 1997 (audited).

               Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 (audited).

               Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1996 and 1997 (audited).

               Notes to Consolidated Financial Statements.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 1998                  CREATIVE MASTER INTERNATIONAL, INC.



                                     By:  /s/ Carl Ka Wing Tong
                                        -------------------------------------
                                          Carl Ka Wing Tong
                                          Chief Executive Officer and President

                       CREATIVE MASTER INTERNATIONAL, INC.
                       ===================================

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1996 AND 1997
            AND FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                         TOGETHER WITH AUDITORS' REPORT
            --------------------------------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of Creative Master
International, Inc.:

We have audited the accompanying consolidated balance sheets of Creative Master International, Inc. (a company incorporated in the State of Delaware, United States of America; formerly known as Davin Enterprises, Inc.; "the Company") and Subsidiaries ("the Group") as of December 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the years ended December 31, 1995, 1996 and 1997. These financial statements give retroactive effect, for all years presented, to the acquisition of Creative Master Limited as a reverse acquisition as described in Note 2 to the accompanying financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Master International, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the results of their operations and cash flows for the years ended December 31, 1995, 1996 and 1997 after giving retroactive effect to the acquisition of Creative Master Limited as a reverse acquisition as described in Note 2 to the accompanying financial statements, in conformity with generally accepted accounting principles in the United States of America.


/s/ Arthur Andersen & Co.

ARTHUR ANDERSEN & CO.
Certified Public Accountants
Hong Kong

Hong Kong,
March 31, 1998
                                      -1-


                  CREATIVE MASTER INTERNATIONAL, INC. AND SUBSIDIARIES
                  ----------------------------------------------------

                               CONSOLIDATED BALANCE SHEETS
                               ---------------------------
                            AS OF DECEMBER 31, 1996 AND 1997
                            --------------------------------
                       (Amounts expressed in United States dollars)

                                               Note           1996             1997
                                              --------  ----------------  ----------------
                                                             $'000            $'000
ASSETS
------
Current assets:
  Cash and bank deposits                        18                  435               471
  Accounts receivable, net                       5                1,733             2,827
  Deposits and prepayments                       6                  204               307
  Inventories, net                               7                1,544             2,928
  Due from a related company                    19                   41                 -

                                                        ----------------  ----------------
        Total current assets                                      3,957             6,533

Machinery, equipment and capital leases, net     8                2,398             3,155
Long-term investment                             9                    1                 1
Goodwill                                        10                  395               810
Deferred taxation                               14                    1                 -
                                                        ----------------  ----------------

        Total assets                                              6,752            10,499
                                                        ================  ================

LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY
-----------------------------------

Current liabilities:
  Short-term bank borrowings                    11                  782             1,290
  Capital lease obligations, current            12                  258               764
    portion
  Accounts payable                                                1,512             1,908
  Deposits from customers                                             -               560
  Accrued liabilities                           13                  979             1,579
  Due to directors                              19                  879               861
  Due to parent company                         19                    -                 9
  Taxation payable                              14                   18                68
  Dividend payable                                                    -               323
                                                        ----------------  ----------------

        Total current liabilities                                 4,428             7,362

Capital lease obligations, non-current          12                  245               266
  portion
Deferred taxation                               14                    -                57
                                                        ----------------  ----------------

        Total liabilities                                         4,673             7,685
                                                        ----------------  ----------------
Minority interests                                                    -                75
                                                        ----------------  ----------------
Shareholders' equity:
  Common stock, par value $0.0001;
    authorized - 60,000,000 shares;
    outstanding and fully paid -                15                    1                 1
    4,999,746 shares
  Additional paid-in capital                                      1,202             1,202
  Retained earnings                                                 872             1,536
  Cumulative translation adjustments                                  4                 -
                                                        ----------------  ----------------

        Total shareholders' equity                                2,079             2,739
                                                        ----------------  ----------------

        Total liabilities, minority
          interests and shareholders' equity                      6,752            10,499
                                                        ================  ================

   The accompanying notes are an integral part of these financial statements.


                  CREATIVE MASTER INTERNATIONAL, INC. AND SUBSIDIARIES
                  ----------------------------------------------------

                         CONSOLIDATED STATEMENTS OF OPERATIONS
                         -------------------------------------
                  FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                  ----------------------------------------------------
                     (Amounts expressed in United States dollars)

                                    Note         1995             1996             1997
                                  --------  ---------------  ---------------  ---------------
                                                $'000            $'000            $'000

Net sales                            20              9,982           14,054           16,211
Cost of goods sold                                  (7,878)          (9,782)         (12,703)
                                            ---------------  ---------------  ---------------

    Gross profit                                     2,104            4,272            3,508

Selling, general and
  administrative expenses                           (2,394)          (2,552)          (2,006)
Interest income                                          -                -              112
Interest expenses                                      (88)            (140)            (216)
Other expenses, net                                    (96)            (567)            (137)
Amortization of goodwill                               (33)             (44)             (62)
                                            ---------------  ---------------  ---------------

    Income (Loss) before income
      taxes                                           (507)             969            1,199

Provision for income taxes           14                (52)            (154)            (130)
                                            ---------------  ---------------  ---------------

    Income (Loss) before
      minority interests                              (559)             815            1,069

Minority interests                                       -                -              (82)
                                            ---------------  ---------------  ---------------

    Net income (loss)                                 (559)             815              987
                                            ===============  ===============  ===============

Earnings (Loss) per common share
                                            $        (0.11)  $         0.16   $         0.20
                                            ===============  ===============  ===============

Weighted average number of
   common shares outstanding                     4,999,746        4,999,746        4,999,746
                                            ===============  ===============  ===============

   The accompanying notes are an integral part of these financial statements.


                  CREATIVE MASTER INTERNATIONAL, INC. AND SUBSIDIARIES
                  ----------------------------------------------------

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                        -------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                 ----------------------------------------------------
                     (Amounts expressed in United States dollars)


                                               1995            1996            1997
                                          --------------  --------------  --------------
                                              $'000           $'000           $'000
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
Net income (loss)                                  (559)            815             987
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities-
  Depreciation of machinery and
    equipment                                       320             448             469
  Net (gain) loss on disposals of
    machinery and equipment                          20              12              (6)
  Net (gain) loss on disposal of
    short-term investment                           (14)              2               -
  Write-back of receivable from
    minority interests                                -            (112)              -
  Write down of long-term investment                235             449               -
  Amortization of goodwill                           33              44              62
  Minority interests                                  -               -              82
  Deferred income taxes                              (3)             96              58
(Increase) Decrease in operating assets-
  Accounts receivable, net                         (471)           (766)         (1,094)
  Deposits and prepayments                          (15)           (130)              7
  Inventories, net                                  200            (980)         (1,161)
Increase (Decrease) in operating liabilities-
  Accounts payable                                  143             598             234
  Deposits from customers                             -               -             560
  Accrued liabilities                                64             600             439
  Due to parent company                               -               -               9
  Taxation payable                                 (161)            (28)             50
                                          --------------  --------------  --------------

        Net cash provided by (used in)
          operating activities                     (208)          1,048             696
                                          --------------  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
  Acquisition of machinery and
    equipment                                      (474)           (804)            (24)
  Proceeds from disposals of
    machinery and equipment                           -               8               -
  Proceeds from disposal of
    short-term investment                           136              12               -
  Net cash outflow from acquisition
    of a subsidiary                                   -             (29)             (1)
  Decrease (Increase) in due from a
    related company                                   -             (41)             41
  Decrease in due from directors                    303               -               -
                                          --------------  --------------  --------------

        Net cash provided by (used in)
          investing activities                      (35)           (854)             16
                                          --------------  --------------  --------------

                                                               (To be continued)


                  CREATIVE MASTER INTERNATIONAL, INC. AND SUBSIDIARIES
                  ----------------------------------------------------

                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                         -------------------------------------
                  FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                  ----------------------------------------------------
                                      (Continued)

                     (Amounts expressed in United States dollars)


                                               1995            1996             1997
                                          --------------  --------------  --------------
                                              $'000           $'000            $'000
CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
  Increase (Decrease) in bank                         -              25             (28)
    overdrafts
  Increase in short-term bank loans                 356              96             272
  Increase in import trust receipts
    bank loans                                        2             166              77
  Repayment of capital element of
    capital lease obligations                      (203)           (206)           (605)
  (Decrease) Increase in due to                     238              34             (18)
    directors
  Decrease in due to a related company                -               -            (363)
  Dividends paid to minority
    interests of subsidiaries                      (370)              -              (7)
                                          --------------  --------------  --------------

        Net cash (used in) provided by
          financing activities                       23             115            (672)
                                          --------------  --------------  --------------

Effect of cumulative translation
  adjustments                                        (1)              -              (4)
                                          --------------  --------------  --------------

Net increase (decrease) in cash and
  bank deposits                                    (221)            309              36

Cash and bank deposits, as of
  beginning of year                                 347             126             435
                                          --------------  --------------  --------------

Cash and bank deposits, as of end of year           126             435             471
                                          ==============  ==============  ==============


   The accompanying notes are an integral part of these financial statements.


                  CREATIVE MASTER INTERNATIONAL, INC. AND SUBSIDIARIES
                  ----------------------------------------------------

               CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
               ----------------------------------------------------------
                  FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                  ----------------------------------------------------

                      (Amounts expressed in United States dollars)

                             Common stock
                       --------------------------  Additional               Cumulative
                         Number of                  paid-in     Retained    translation
                          shares       Amount       capital     earnings    adjustments
                       ------------ ------------ ------------ ------------ ------------
                          `000         $'000        $'000        $'000         $'000

Balance as of
  December 31, 1994          5,000            1        1,202          986            6

Net loss                         -            -            -         (559)           -

Dividends                        -            -            -         (370)           -

Translation                      -            -            -            -            1
  adjustments
                       ------------ ------------ ------------ ------------ ------------

Balance as of
  December 31, 1995          5,000            1        1,202           57            7

Net income                       -            -            -          815            -

Translation                      -            -            -            -           (3)
  adjustments
                       ------------ ------------ ------------ ------------ ------------

Balance as of
  December 31, 1996          5,000            1        1,202          872            4

Net income                       -            -            -          987            -

Dividends                        -            -            -         (323)           -

Translation                      -            -            -            -           (4)
  adjustments
                       ------------ ------------ ------------ ------------ ------------

Balance as of
  December 31, 1997          5,000            1        1,202        1,536            -
                       ============ ============ ============ ============ ============


   The accompanying notes are an integral part of these financial statements.

              CREATIVE MASTER INTERNATIONAL, INC. AND SUBSIDIARIES
              ----------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

      (Amounts expressed in United States dollars unless otherwise stated)

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES
-----------------------------------------

Creative Master International, Inc. ("the Company") was incorporated in the State of Delaware, United States of America. With effect from February 23, 1998, the Company changed its name from Davin Enterprises, Inc. to Creative Master International, Inc., the present one.

During the period from January 1, 1995 (the earliest date covered by this report) to December 30, 1997, the Company's sole asset was an investment in a 9.6% interest in Target Vision Inc., a company incorporated in the State of Delaware, United States of America, which is principally engaged in the development and selling of communication systems.

Acquisition of CML
------------------

On December 30, 1997, the Company acquired 100% interest in Creative Master Limited ("CML"; a company incorporated in Hong Kong) by issuing 4,806,000 shares of common stock of par value $0.0001 each (after the reverse stock splits and the redominations of par value as described in Note 15) to Acma Strategic Holdings Limited ("ASHL"; a company incorporated in Hong Kong), Mr. Sheck-Pui Kwok and Mr. Carl Ka-Wing Tong. ASHL is 90% owned by Acma Ltd., a company incorporated in Singapore and listed on the Singapore Stock Exchange Limited, and 10% owned by Mr. Carl Ka-Wing Tong. CML and its subsidiaries (the "CML Group") are principally engaged in the manufacturing of collectible replica racing and classic cars for sale to customers in the United States of America and Europe. The CML Group maintains its head office in Hong Kong, where it coordinates sales and marketing, purchasing and administrative functions. Its production facilities are located in Guangdong Province, the People's Republic of China ("the PRC").

2.  BASIS OF PRESENTATION
-------------------------

The acquisition of CML by the Company on December 30, 1997 has been treated as a reverse acquisition since CML is the continuing entity as a result of the recapitalization. On this basis, the historical financial statements prior to December 30, 1997 represent the consolidated financial statements of CML. The historical shareholders' equity accounts of the Company as of December 31, 1995 and 1996 have been retroactively restated to reflect the issuance of 4,806,000 shares of common stock of par value $0.0001 each (after the effect of the reverse stock splits and the redenomination of par value as described in Note
15) in connection with the acquisition.

3.  SUBSIDIARIES
----------------

Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Company") as of December 31, 1997 were as follows:

                                                    Percentage of
                                    Place of           equity
            Name                  incorporation     interest held    Principal activities
------------------------------  ----------------  ----------------  ----------------------
Creative Master Limited            Hong Kong           100%           Manufacturing and
                                                                        trading of
                                                                        collectible
                                                                        replica cars

Excel Master Limited               Hong Kong           100%           Trading of
                                                                        collectible
                                                                        replica cars

Queenex Enterprises Limited        Hong Kong           100%           Manufacturing of
                                                                        collectible
                                                                        replica cars

Carison Limited                    Hong Kong            70%           Manufacturing of
                                                                         moulds

Techtime Industries Limited        Hong Kong            55%           Manufacturing of
                                                                        collectible
                                                                        replica cars

Dongguan Chuangying Toys            The PRC           Note a          Manufacturing of
   Factory Co., Ltd.                                                    collectible
                                                                        replica cars

Note -

a. Dongguan Chuangying Toys Factory Co., Ltd. is a contractual joint venture established in the PRC to be operated for 12 years until October 2006. Under the joint venture contract dated September 10, 1994 and the supplemental contract dated April 1, 1996, the Company's joint venture partner is not entitled to any profit of the joint venture and is not responsible for any loss of the joint venture effective from September 10, 1994. In view of their profit sharing arrangement, the joint venture is regarded as 100% owned by the Company.

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------

a.   Basis of consolidation
     ----------------------

     The consolidated financial statements include the accounts of the Company, its subsidiaries and its contractual joint venture which is considered as a de facto subsidiary. All material intra-group balances and transactions have been eliminated on consolidation.

b.   Goodwill
     --------

     Goodwill, being the excess of cost over the fair value of the Group's share of net assets of subsidiaries acquired, is amortized on a straight-line basis over ten years. The amortization recorded during the years ended December 31, 1995, 1996 and 1997 was approximately $33,000, $44,000 and
     $62,000, respectively. Accumulated amortization as of December 31, 1996 and 1997 was approximately $77,000 and $139,000, respectively. Management assesses the remaining life of the goodwill annually, taking into consideration current operating results and future prospects of the subsidiaries.

c.   Contractual joint venture
     -------------------------

     A contractual joint venture is an entity established between the Group and one or more other parties, with the rights and obligations of the joint venture partners governed by a contract. If the Group owns more than 50% of the joint venture and is able to govern and control its financial and operating policies and its board of directors, such joint venture is considered as a de facto subsidiary and is accounted for as a subsidiary.

d.   Inventories
     -----------

     Inventories are stated at the lower of cost, on a first-in first-out basis, and market value. Costs of work-in-process and finished goods are composed of direct materials, direct labor and an attributable portion of production overheads.

e.   Machinery, equipment and capital leases
     ---------------------------------------

     Machinery, equipment and capital leases are recorded at cost. Gains or losses on disposals are reflected in current operations. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows: machinery and tools - 3 to 10 years, leasehold improvements - 3 to 10 years, furniture and office equipment - 3 to 5 years, and motor vehicles - 3 to 4 years. All ordinary repair and maintenance costs are expensed as incurred.

    ------------------------------------------

e.  Machinery, equipment and capital leases  (Cont'd)
    ---------------------------------------

     The Group recognizes an impairment loss on machinery and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

f.   Long-term investment
     --------------------

     Investments held for the long-term are stated at market value. Income from investments is accounted for to the extent of dividends received and receivable.

g.   Net sales
     ---------

     Net sales represent the invoiced value of merchandise/moulds supplied to customers, net of sales returns and allowances. Sales are recognized upon delivery of goods and passage of title to customers.

     Deposits or advanced payments from customers prior to delivery of goods and passage of title of merchandise/moulds are recorded as deposits from customers.

h.   Income taxes
     ------------

     The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

i.   Operating leases
     ----------------

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

----------------------------------------------

j.   Foreign currency translation
     ----------------------------

     The translation of the financial statements of subsidiaries into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates and for revenue and expense accounts using an average exchange rate during each reporting period. The gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. Aggregate losses from foreign currency transactions included in the results of operations for the years ended December 31, 1995, 1996 and 1997 were approximately $20,000, $104,000 and $47,000, respectively.

k.   Earnings (Loss) per common share
     --------------------------------

     Earnings (Loss) per common share is computed in accordance with Statement of Financial Accounting Standards No. 128 by dividing net income (loss) for each year by the weighted average number of shares of common stock outstanding during the years, as if the common stock issued for the acquisition of CML (see Note 1) and the reverse stock splits and the redenomination of par value (see Note 15) had been consummated prior to the years presented. The weighted average number of shares used to compute earnings (loss) per common share is approximately 4,999,746, 4,999,746 and 4,999,746 for the years ended December 31, 1995, 1996 and 1997, respectively.

l.   Use of estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

m.   Fair value of financial instruments
     -----------------------------------

     The Group's financial instruments consist of cash, cash equivalents, trade receivables, short-term borrowings, capital leases and trade payables. The book values of these instruments are considered to be representative of their fair values.

5.  ACCOUNTS RECEIVABLE
-----------------------

Accounts receivable comprised:
                                                    1996               1997
                                              ---------------    ---------------
                                                   $'000              $'000

Trade receivables                                      1,857              2,966
Less: Allowance for doubtful accounts                   (124)              (139)
                                              ---------------    ---------------

Accounts receivable, net                               1,733              2,827
                                              ===============    ===============

6.  DEPOSITS AND PREPAYMENTS
----------------------------

Deposits and prepayments comprised:
                                                    1996               1997
                                              ---------------    ---------------
                                                   $'000              $'000

Deposits for acquisition of moulds                       105                149
Rental and utility deposits                               38                 69
Prepayments                                               32                 83
Others                                                    29                  6
                                              ---------------    ---------------

                                                         204                307
                                              ===============    ===============

7.  INVENTORIES
---------------

Inventories comprised:

                                                    1996               1997
                                              ---------------    ---------------
                                                   $'000              $'000

Raw materials                                            911              1,358
Work-in-process                                          229                722
Finished goods                                           431                959
                                              ---------------    ---------------

                                                       1,571              3,039

Less: Allowance for slow-moving and obsolete
         inventories                                     (27)              (111)
                                              ---------------    ---------------

Inventories, net                                       1,544              2,928
                                              ===============    ===============

8.  MACHINERY, EQUIPMENT AND CAPITAL LEASES
-------------------------------------------

Machinery, equipment and capital leases comprised:

                                                    1996              1997
                                              ---------------    ---------------
                                                   $'000              $'000

Machinery and equipment:
   Machinery and tools                                 1,170                769
   Leasehold improvements                                899              1,033
   Furniture and office equipment                        330                455
   Motor vehicles                                         19                 21
Capital leases:
   Machinery and tools                                 1,060              2,412
   Furniture and office equipment                          -                 14
                                              ---------------    ---------------

Cost                                                   3,478              4,704

Less: Accumulated depreciation
      Machinery and equipment                           (863)            (1,066)
      Capital leases                                    (217)              (483)
                                              ---------------    ---------------

Machinery, equipment and capital leases, net           2,398              3,155
                                              ===============    ===============

9.  LONG-TERM INVESTMENT
------------------------

Long-term investment represented a 9.6% interest in Target Vision Inc. (a company incorporated in the State of Delaware, United States of America), which is principally engaged in the development and selling of communication systems. The carrying cost of the long-term investment represented:

                                                    1996               1997
                                              ---------------    ---------------
                                                   $'000              $'000

Long-term investment                                     685                685
Less: Write down of investment cost                     (684)              (684)
                                              ---------------    ---------------

Long-term investment, net                                  1                  1
                                              ===============    ===============

The carrying cost of the long-term investment approximated its market value.

10. GOODWILL
------------
                                                   1996               1997
                                              ---------------    ---------------
                                                  $'000              $'000

Goodwill                                                 472                949
Less: Accumulated amortization                           (77)              (139)
                                              ---------------    ---------------

Goodwill, net                                            395                810
                                              ===============    ===============

11.  SHORT-TERM BANK BORROWINGS
-------------------------------

Short-term bank borrowings comprised:

                                                    1996              1997
                                              ---------------    ---------------
                                                   $'000              $'000

Overdrafts                                                25                  -
Short-term loans                                         452                908
Import trust receipts loans                              305                382
                                              ---------------    ---------------

                                                         782              1,290
                                              ===============    ===============

Short-term bank borrowings are denominated in Hong Kong dollars and bear interest at the Hong Kong prime lending rate plus 1.0% to 4.3%, which ranged from 9.5% to 13.0% per annum as of December 31, 1997. They were collaterized by the Group's bank deposits of approximately $72,000 as of December 31, 1997, and personal guarantees provided by Mr. Sheck-Pui Kwok and Mr. Carl Ka-Wing Tong. They were drawn for working capital purposes and are renewable with the consent of the relevant banks.

-------------------------------

Supplemental information with respect to short-term bank borrowings for the years ended December 31, 1996 and 1997 are as follows:

                             Maximum          Average        Weighted         Weighted
                             amount           amount          average          average
                           outstanding      outstanding      interest         interest
                           during the       during the      rate at the      rate during
                              year             year         end of year       the year
                          --------------   --------------  --------------   --------------
                              $'000            $'000
Year ended
   December 31, 1997
------------------------

Overdrafts                          111               17          12.5%            12.1%
                          ==============   ==============  ==============   ==============

Short-term loans                    908              686          10.7%            10.1%
                          ==============   ==============  ==============   ==============

Import trust receipts
   loans                            448              291          12.5%            11.9%
                          ==============   ==============  ==============   ==============

Year ended
   December 31, 1996
------------------------

Overdrafts                           42               12          12.8%            12.1%
                          ==============   ==============  ==============   ==============

Short-term loans                    560              353          10.5%            11.6%
                          ==============   ==============  ==============   ==============

Import trust receipts
   loans                            305              197          10.0%            10.0%
                          ==============   ==============  ==============   ==============

12.  CAPITAL LEASE OBLIGATIONS
------------------------------

Future minimum lease payments under capital leases, together with the present value of the minimum lease payments, are:

                                                             1996                1997
                                                        ---------------    ---------------
                                                            $'000              $'000
Payable during the following period
   -  Within one year                                              299                830
   -  Over one year but not exceeding two years                    211                195
   -  Over two years but not exceeding three years                  50                 91
                                                        ---------------    ---------------

Total minimum lease payments                                       560              1,116
Less: Amount representing interest                                 (57)               (86)
                                                        ---------------    ---------------

Present value of minimum lease payments                            503              1,030
Less: Current portion                                             (258)              (764)
                                                        ---------------    ---------------

Non-current portion                                                245                266
                                                        ===============    ===============

13.  ACCRUED LIABILITIES
------------------------

Accrued liabilities comprised:

                                                              1996               1997
                                                        ---------------    ---------------
                                                             $'000              $'000
Accruals for operating expenses
   -  Salaries, wages and bonus                                    360                575
   -  Subcontracting charges                                       230                463
   -  Rentals                                                       39                 41
   -  Others                                                       214                120
Accruals for purchases of loose tools and
   consumables                                                      64                269
Others                                                              72                111
                                                        ---------------    ---------------

                                                                   979              1,579
                                                        ===============    ===============

14.  INCOME TAXES
-----------------

The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. The Company is subject to the United States federal tax at a rate of 35%. The Hong Kong subsidiaries are subject to Hong Kong profits tax at a rate of 16.5%.

The contractual joint venture established in the PRC (Dongguan Chuangying Toys Factory Co., Ltd.) is subject to PRC income taxes at a rate of 33% (30% state income tax and 3% local income tax). However, the joint venture is exempted from state income tax and local income tax for two years starting from the first year of profitable operations and it is subject to a 50% reduction in state income tax for the next three years. The first profitable year of operations for Dongguan Chuangying Toys Factory Co., Ltd. was the year ended December 31, 1997. If the tax holiday had not exist, the Group's income tax expenses would have been increased by approximately nil, nil and $8,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

-----------------

Provision for income taxes for the years ended December 31, 1995, 1996 and 1997 represented provision for current Hong Kong profits tax. The reconciliation of the United States federal income tax rate to the effective income tax rate based on income (loss) before income taxes stated in the consolidated statements of operations is as follows:

                                               1995            1996            1997
                                          --------------  --------------  --------------

United States federal income tax rate            35.0%           35.0%           35.0%

Non-taxable income arising from
   activities which qualified as
   offshore                                      21.9%           (6.5%)          (6.0%)

Non-taxable/non-deductible activities
                                                 (7.2%)          (4.8%)          (5.8%)

Tax losses not recognized                       (93.3%)          15.8%            7.7%

Effect of different tax rates in
   foreign jurisdictions                         33.3%          (23.6%)         (20.1%)
                                          --------------  --------------  --------------

Effective income tax rate                       (10.3%)          15.9%           10.8%
                                          ==============  ==============  ==============

Components of deferred tax assets (liabilities) as of December 31, 1996 and 1997 are as follows:

                                                              1996               1997
                                                        ---------------    ---------------
                                                             $'000              $'000

Cumulative tax losses                                               77                 42

Accumulated differences between taxation allowance
   and depreciation expenses of machinery and
   equipment                                                       (76)               (99)
                                                        ---------------    ---------------

Deferred taxation                                                    1                (57)
                                                        ===============    ===============

15.  SHARE CAPITAL
------------------

During the period from January 1, 1995 (the earliest date covered by this report) to May 28, 1996, the Company had authorized share capital of 250,000,000 shares of common stock, par value $0.0001 each, and outstanding share capital of 193,745,200 shares of common stock, par value $0.0001 each. On May 29, 1996, the Company effected a one-for-one hundred reverse stock split and a redenomination of par value resulting in 250,000 shares of common stock, par value $0.0001 each, authorized, and 1,937,452 shares of common stock, par value $0.0001 each, outstanding. Also, on May 29, 1996, the authorized share capital decreased from 250,000,000 shares of common stock, par value $0.0001 each, to 50,000,000 shares of common stock, par value $0.0001 each. On December 30, 1997, the Company issued 48,060,000 shares of common stock (after the one-for-one hundred reverse stock split as described above but before the one-for ten reverse stock split as described below), par value $0.0001 each, to the shareholders of CML in connection with its acquisition of CML as described in Note 1 to the accompanying financial statements. On March 2, 1998, the authorized capital of the Company was increased to 60,000,000 shares of common stock, par value $0.0001 each. On March 12, 1998, the Company effected a one-for-ten reverse stock split, a redenomination of par value and an increase in authorized share capital, resulting in 60,000,000 shares of common stock, par value $0.0001 each, authorized, and 4,999,746 shares of common stock, par value $0.0001 each, outstanding.

The effects of the one-for-one hundred reverse stock split, and the one-for-ten reverse stock split and the redenomination of par value have been reflected retroactively in the financial statements and all earnings per share computations.

16.  OPERATING LEASE COMMITMENTS
--------------------------------

The Group has various operating lease agreements for office, factory and staff quarters premises, which extend through 2006. Rental expenses for the years ended December 31, 1995, 1996 and 1997 were approximately $447,000, $509,000 and $602,000, respectively. Future minimum rental payments as of December 31, 1997, under agreements classified as operating leases with non-cancelable terms, are as follows:

                                                                      1997
                                                                 ---------------
                                                                     $'000

Payable during the following period
   -  Within one year                                                       563
   -  Over one year but not exceeding two years                             487
   -  Over two years but not exceeding three years                          427
   -  Over three years but not exceeding four years                         448
   -  Over four years but not exceeding five years                          390
   -  Thereafter                                                            977
                                                                 ---------------

                                                                          3,292
                                                                 ===============

17.  RETIREMENT PLAN
--------------------

The Group's employees in the PRC are all hired on a contractual basis and consequently the Group has no obligation for pension liabilities to these employees.

>From January 1, 1997, the employees in Hong Kong, after completing a probation period, may join the Group's defined contribution pension fund managed by an independent trustee. Both the Group and its Hong Kong employees make monthly contributions to the plan of 5% of the employees' basic salaries. The Hong Kong employees are entitled to receive their entire contribution together with accrued interest thereon at any time upon leaving the Group, and 100% of the Group's employer contribution and the accrued interest thereon upon retirement or leaving the Group after completing ten years of service or at a reduced scale of between 30% to 90% after completing three to nine years of service. Any forfeited contributions made by the Group and the accrued interest thereon are used to reduce future employer's contributions. The aggregate amount of the Group's employer contributions (net of forfeited contributions) for the year ended December 31, 1997 was approximately $50,000.

The Group has no other post-retirement or post-employment benefit plans.

18.  BANKING FACILITIES
-----------------------

As of December 31, 1997, the Group had banking facilities of approximately $1,421,000 for overdrafts, loans and trade financing. Unused facilities as of the same date amounted to approximately $99,000. These facilities were secured by the Group's bank deposits of approximately $72,000 as of December 31, 1997, and personal guarantees provided by Mr. Sheck-Pui Kwok and Mr. Carl Ka-Wing Tong.

19.  RELATED PARTY TRANSACTIONS
-------------------------------

a.  The Group entered into the following transactions with related companies:

                                           1995            1996             1997
                                      --------------  --------------  --------------
                                          $'000           $'000            $'000

    Consultancy/management fees
       paid to Carl Tong &
       Associate Management
       Consultancy Limited*                      12               -               -
    Management fee paid to Acma
       Strategic Holdings Limited                 -              88             115

    Rental expenses paid to
       Wellholding Limited**                      -              59               -
                                      ==============  ==============  ==============

    * Carl Tong & Associate Management Consultancy Limited is beneficially owned by Mr. Carl Ka-Wing Tong.

    **     Wellholding Limited is beneficially owned by Mr. Sheck-Pui Kwok.

b.  Details of amounts due to directors of the Company as of December 31,
    1996 and 1997 are as follows:
                                                   1996                1997
                                              ---------------    ---------------
                                                   $'000              $'000

     Mr. Sheck-Pui Kwok                                  614                612
     Mr. Carl Ka-Wing Tong                               265                249
                                              ---------------    ---------------

                                                         879                861
                                              ===============    ===============

     The amounts due to directors are unsecured, non-interest bearing and without pre-determined repayment terms.

c. Details of amount due from a related company as of December 31, 1996 and 1997 are as follows:
                                                 1 9 9 6            1 9 9 7
                                              ---------------    ---------------
                                                  $'000              $'000

     Queenex Enterprises Limited                          41                  -
                                              ===============    ===============

     Queenex Enterprises Limited is a company in which Mr. Sheck-Pui Kwok and Mr. Carl Ka-Wing Tong are directors. During the year ended December 31, 1997, the Company acquired 100% equity interest in Queenex Enterprises Limited for approximately $1,000. The amount due from the related company was unsecured, non-interest bearing and without pre-determined repayment terms.

-------------------------------

d. Details of amount due to parent company as of December 31, 1996 and 1997 are as follows:
                                                    1996               1997
                                              ---------------    ---------------
                                                   $'000              $'000

     Acma Strategic Holdings Limited                       -                  9
                                              ===============    ===============

     The amount due to the parent company was unsecured, non-interest bearing and without pre-determined repayment terms.

e. As of December 31, 1997, the Group's banking facilities were secured by personal guarantees provided by Mr. Sheck-Pui Kwok and Mr. Carl Ka-Wing Tong.

20.  SEGMENTAL ANALYSIS
-----------------------

a.   Net Sales
     ---------

     Net sales comprised:
                                       1995            1996            1997
                                  --------------  --------------  --------------
                                      $'000           $'000            $'000

     Sales of merchandise                 9,648          12,358          13,438
     Sales of moulds                        333           1,667           2,678
     Others                                   1              29              95
                                  --------------  --------------  --------------

                                          9,982          14,054          16,211
                                  ==============  ==============  ==============

     A substantial portion of Group's sales are made to the United States of America.

b.   Assets
     ------

     Substantially all of the Group's assets are located in Hong Kong and the PRC.

-----------------------

c.   Major Customers
     ---------------

     Details of individual customers accounting for more than 5% of the Group's sales are as follows:

                                       1995            1996             1997
                                  --------------  --------------  --------------
                                      $'000           $'000            $'000

     MBI Inc.                             80.8%           81.3%           63.2%
     Mattel Vendor Operations
        Asia Ltd.                             -               -           14.6%
     Tyco Hong Kong Limited                   -               -            5.6%
     Brookfield Collectors Guild              -            7.4%            4.7%
                                   =============  ==============  ==============

d.   Major Suppliers
     ---------------

     Details of individual suppliers accounting for more than 5% of the Group's purchases are as follows:

                                       1995            1996              1997
                                  --------------  --------------  --------------
                                      $'000           $'000             $'000


     Manfield Coatings Co., Ltd.          12.6%            8.1%            9.0%
     Genesis Off-set Printing Co.,
        Ltd.                                 -             5.4%            8.5%
     Zinamet Co. Ltd.                      8.7%            2.7%            6.9%
     Lee Kee Metal Co. Ltd.                  -             0.7%            6.1%
     Camelpaint Marketing Co.,
        Ltd.
                                          11.8%           10.0%            3.8%
     Yee Fung Polyfoam Ltd.                5.7%            6.4%            2.7%
     Hung Kee Rubberware Fty.              5.3%              -             2.6%
     Shing Tung Transportation
        Company                              -             5.6%               -
     Foundation Plastic
        Electroplating Co., Ltd.           9.4%               -               -
     Paper-Maker Limited                   6.2%               -               -
                                  ==============  ==============  ==============

21.  OPERATING RISKS
--------------------

a.   Country Risk
     ------------

     The Group's operations are conducted in Hong Kong and the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and the PRC, and by the general state of the Hong Kong and the PRC economies.

     On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to the PRC, and Hong Kong became a Special Administrative Region of the PRC (the "Hong Kong SAR"). As provided in the Basic Law of the Hong Kong SAR of the PRC, the Hong Kong SAR will have full economic autonomy and its own legislative, legal and judicial systems for fifty years. The Group's management does not believe that the transfer of sovereignty over Hong Kong will have an adverse impact on the Group's financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact.

     The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

b.   Dependence On Strategic Relationship
     ------------------------------------

     The Group conducts its manufacturing operations through its contractual joint venture established between the Company and a PRC party, and several subcontracting agreements entered into with certain PRC parties. The deterioration of any or all of these strategic relationships may have an adverse effect on the operations of the Group.

c.   Concentration Of Credit Risk
     ----------------------------

     Concentration of accounts receivable as of December 31, 1996 and 1997 is as follows:

                                                   1996                1997
                                              ---------------    ---------------

     Five largest accounts receivable                  94.2%              92.1%
                                              ===============    ===============

     The Group performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in aggregate have not exceeded management's projections.

22.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
-----------------------------------------------------

a. In October 1997, CML acquired a 100% interest in Queenex Enterprises Limited for a cash consideration of $1,000. Details of assets acquired and liabilities assumed were as follows:

                                                                     $'000
                                                                 ---------------

      Deposits and prepayments                                              110
      Inventories                                                           223
      Machinery, equipment and capital leases                               361
      Bank overdrafts                                                        (3)
      Short-term bank loans                                                (184)
      Accounts payable                                                     (162)
      Accrued liabilities                                                  (161)
      Due to a related company                                             (363)
      Capital lease obligations                                            (297)
                                                                 ---------------

      Net liabilities assumed as of the date of acquisition                (476)
      Goodwill                                                              477
                                                                 ---------------

      Consideration satisfied in cash                                         1
                                                                 ===============

      Net cash outflow:
         Cash paid                                                            1
                                                                 ===============

b.    Cash paid for interest and income taxes comprised:

                                      1995            1996             1997
                                 --------------  --------------  --------------
                                     $'000           $'000            $'000

      Interest                              88             140             216
                                 ==============  ==============  ==============

      Income taxes                         217              94              75
                                 ==============  ==============  ==============

c.    Supplemental disclosure of investing activities:

      During the years ended December 31, 1995, 1996 and 1997, the Group entered into capital lease arrangements to purchase machinery and equipment with a capital value of approximately $318,000, $394,000 and $835,000, respectively.

23.  OTHER SUPPLEMENTAL INFORMATION
-----------------------------------
The following items were included in the consolidated statements of operations:

                                               1995            1996             1997
                                          --------------  --------------  --------------
                                              $'000           $'000            $'000

Depreciation of machinery and equipment
   -  owned assets                                  242             275             122
   -  assets held under capital leases               78             173             347

Allowance for doubtful accounts                       -              98              15

Provision for slow-moving and obsolete
   inventories                                        -              11              84

Write down of long-term investment                  235             449               -

Interest expenses for
   -  bank overdrafts and loans                      56              85             107
   -  capital lease obligations                      32              55             109

Operating lease rentals for rented
   premises                                         447             509             602

Repairs and maintenance expenses                    157             251             266

Net foreign exchange loss                            20             104              47
                                          ==============  ==============  ==============